Exhibit 99.1
New Relic Announces Fourth Quarter and Full Fiscal Year 2020 Results
Fourth quarter revenue increased 21% year-over-year to $160 million
Quarterly GAAP operating loss of $(27.5) million; Non-GAAP operating income of $3.5 million
Fiscal 2020 revenue increased 25% year-over-year to $600 million
Fiscal 2020 GAAP operating loss of $(85.5) million; Non-GAAP operating income of $25.0 million
San Francisco – May 14, 2020 – New Relic, Inc. (NYSE: NEWR), the industry’s largest and most comprehensive cloud-based observability platform built to help customers create more perfect software, today announced financial results for the fourth quarter and full fiscal year 2020 ended March 31, 2020.
“I am proud of the team for a number of accomplishments in fiscal 2020 despite a variety of challenges. We achieved 25% revenue growth, built out our New Relic One platform strategy, and added a number of remarkably talented leaders to our management team with the skills and experience to help us reach our intermediate and long-term goals. I am excited about our future; over the last two months, we have seen our customers prioritize digital, the cloud, and operational resiliency, and we are committed to helping them meet their goals with the strongest product lineup in our company’s history,” said Lew Cirne, CEO and founder, New Relic. “Separately, I’d like to acknowledge how difficult COVID-19 has been for everyone, and I’d like to recognize the extraordinary resiliency we’ve seen from our customers and our employees as we come together and rise to the challenge.”
Fourth Quarter Fiscal Year 2020 Financial Highlights:
•Revenue of $160 million, compared to $132 million for the fourth quarter of fiscal 2019.
•GAAP loss from operations was $(27.5) million, compared to $(15.4) million for the fourth quarter of fiscal 2019.
•Non-GAAP income from operations was $3.5 million, compared to $3.8 million for the fourth quarter of fiscal 2019.
•GAAP net loss attributable to New Relic per basic share was $(0.47), compared to $(0.30) per basic share for the fourth quarter of fiscal 2019.
•Non-GAAP net income attributable to New Relic per diluted share was $0.14, compared to $0.13 per diluted share for the fourth quarter of fiscal 2019.
•Cash, cash equivalents and short-term investments were $805 million at the end of the fourth quarter of fiscal 2020, compared with $737 million at the end of the third quarter of fiscal 2020.

Fiscal 2020 Financial Highlights:
•Revenue of $600 million, up 25% compared with fiscal 2019.
•GAAP loss from operations was $(85.5) million, compared with $(33.1) million for fiscal 2019.
•Non-GAAP income from operations was $25.0 million, compared with $30.0 million for fiscal 2019.
•GAAP net loss attributable to New Relic per basic share was $(1.52), compared with $(0.72) per basic share for fiscal 2019.
•Non-GAAP net income attributable to New Relic per diluted share was $0.66, compared to $0.66 per diluted share for fiscal 2019.

Fourth Quarter & Recent Business Highlights:
•Annual recurring revenue, or ARR, as of March 31, 2020 of $636 million.
•$100K+ Paid Business Accounts as of March 31, 2020 of 993, compared to 858 as of March 31, 2019.
•75% of ARR from Paid Business Accounts > $100,000 as of March 31, 2020, compared to 70% as of March 31, 2019.
•Dollar-Based Net Expansion Rate for the fourth quarter of fiscal 2020 of 116%, compared to 131% as of the fourth quarter of fiscal 2019.
•Bill Staples joined as Chief Product Officer. [http://ir.newrelic.com/press-releases/Press-Release-Details/2020/Bill-Staples-to-Join-New-Relic-as-Chief-Product-Officer/]
•Achieved FedRAMP Authorization. [http://ir.newrelic.com/press-releases/Press-Release-Details/2020/New-Relic-Achieves-FedRAMP-Authorization/]
•Enhanced AIOps Capabilities. [http://ir.newrelic.com/press-releases/Press-Release-Details/2020/New-Relic-Enhances-AIOps-Capabilities/]
•Named a Leader in Gartner’s Magic Quadrant for Application Performance Monitoring for Eight Consecutive Reports. [http://ir.newrelic.com/press-releases/Press-Release-Details/2020/New-Relic-Named-a-Leader-in-Gartners-Magic-Quadrant-for-Application-Performance-Monitoring-for-Eighth-Consecutive-Reports/]
•Introduced New Distributed Tracing Solution. [http://ir.newrelic.com/press-releases/Press-Release-Details/2020/New-Relic-Introduces-New-Distributed-Tracing-Solution-Delivered-as-a-Fully-Managed-Service-to-Eliminate-Toil/]
Outlook:
New Relic has not reconciled its expectations as to non-GAAP income (loss) from operations or non-GAAP net income (loss) per diluted share to their most directly comparable GAAP measures as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense, lawsuit litigation cost and other expense, employer payroll taxes on equity incentive plans and gain or loss from lease modification. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to New Relic’s results computed in accordance with GAAP.
•First Quarter Fiscal 2021 Outlook:
◦Revenue between $158 million and $160 million, representing year-over-year growth of between 12% and 13%, respectively.
◦Non-GAAP income (loss) from operations of between $(3) million and break even.
◦Non-GAAP net income (loss) attributable to New Relic per diluted share between $(0.01) and $0.04.
◦ARR growth of 13% to 14%, year-over-year.

Conference Call Details:
•What: New Relic financial results for the fourth quarter and full fiscal 2020 and outlook for the first quarter of fiscal 2021.
•When: May 14, 2020 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time)
•Dial in: To access the call in the U.S., please dial (866) 652-5200, and for international callers, please dial (412) 317-6060. Callers may provide confirmation number 10142640 to access the call more quickly, and are encouraged to dial into the call at least 15 minutes prior to the start to prevent any delay in joining.
•Webcast: http://ir.newrelic.com (live and replay)
•Replay: Following the completion of the call through 11:59 PM Eastern Time on May 21, 2020, a telephone replay will be available by dialing (877) 344-7529 from the United States or (412) 317-0088 internationally with conference ID 10142640.

About New Relic
New Relic is the industry’s largest and most comprehensive cloud-based observability platform built to help customers create more perfect software. The world’s best software and DevOps teams rely on New Relic to move faster, make better decisions and create best-in-class digital experiences. If you run software, you need to run New Relic. Learn why more than 50% of the Fortune 100 trust New Relic to make the world’s software run at newrelic.com.
Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding: New Relic’s future financial performance, including its outlook on financial results for the first quarter of fiscal 2021, such as revenue, non-GAAP income (loss) from operations, non-GAAP net income (loss) attributable to New Relic per diluted share, gross margins, capital expenditures, cash flows and ARR; New Relic’s ability to deliver performance and availability to its customers through the New Relic One Platform; New Relic’s position for growth for the next 10 years, including for fiscal 2021; anticipated performance and achievements of executives and management team; belief that New Relic will do great things during the crisis of 2020 to improve itself; expectations regarding simplified product packaging and pricing; New Relic’s ability to continue to improve sales execution and pursue its $1 billion revenue goal; expectations on customer renewals and payment obligations in fiscal 2021; anticipated impact of the global pandemic and economic recession on ARR, renewal yield and annualized dollar based net expansion rate; New Relic’s opportunity and ability to execute in future periods; anticipated announcement of EMEA leader; expectations on the ability to collect bad debts; and trends around gross margin and cash flows as a result of the public cloud migration. These forward-looking statements are based on New Relic’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause New Relic’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, the effect of the COVID-19 pandemic on New Relic’s business and on global economies and financial markets generally; New Relic’s ability to generate sufficient revenue to achieve and sustain profitability, particularly in light of its significant ongoing expenses; New Relic’s short operating history in an evolving industry; New Relic’s ability to manage its significant recent growth; the dependence of New Relic’s business on its customers purchasing additional subscriptions and products from it and renewing their subscriptions; New Relic’s ability to develop enhancements to its products, increase adoption and usage of its products and introduce new products that achieve market acceptance; the dependence on customers expanding their use of New Relic’s products beyond the current predominant use cases; the impact of the recent global coronavirus outbreak on New Relic’s business; New Relic’s ability to determine optimal prices for its products and the potential challenges presented by New Relic’s evolving pricing models; New Relic’s ability to expand its marketing and sales capabilities and increase sales of its solutions; privacy concerns, including changes in privacy laws and regulations, which could result in additional cost and liability to New Relic or inhibit sales; New Relic’s ability to effectively compete in intensely competitive markets and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs, requirements or preferences; fluctuation of New Relic’s quarterly results; New Relic’s dependence on lead generation strategies to drive sales and revenue; interruptions or performance problems associated with New Relic’s technology and infrastructure; New Relic’s dependence on SaaS technologies and related services from third parties; defects or disruptions in New Relic’s products; the expense and complexity of New Relic’s ongoing and planned investments in data center hosting facilities and expenditures on cloud hosting providers; risks associated with international operations; New Relic’s ability to protect its intellectual property rights; risks related to the acquisition and integration of businesses or technologies; risks related to sales to government entities and highly regulated organizations; certain risks associated with incurring indebtedness, including risks related to servicing New Relic’s convertible senior notes and related capped call transactions; and other “Risk Factors” set forth in New Relic’s most recent filings with the Securities and Exchange Commission (the “SEC”).
Further information on these and other factors that could affect New Relic’s financial results and the forward-looking statements in this press release and in the earnings call referencing this press release is included in the filings New Relic makes with the SEC from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and subsequent filings. Copies of these documents may be obtained by visiting New Relic’s Investor Relations website at http://ir.newrelic.com or the SEC’s website at www.sec.gov.
All information provided in this press release and in the earnings call is as of the date hereof and New Relic assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Non-GAAP Financial Measures
New Relic discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP income from operations, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating margin, non-GAAP net income attributable to New Relic, non-GAAP net income attributable to New Relic per diluted share, non-GAAP net income attributable to New Relic per basic share and free cash flow. New Relic uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate New Relic’s financial performance. In addition, New Relic’s bonus plan for eligible employees and executives is based in part on non-GAAP income from operations. New Relic believes these non-GAAP financial measures are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. New Relic’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on New Relic’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
New Relic defines non-GAAP income from operations, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating margin, non-GAAP net income attributable to New Relic per diluted share and non-GAAP net income attributable to New Relic per basic share as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense, (2) lease exit costs and accelerated depreciation, (3) amortization of stock-based compensation capitalized in software development costs, (4) the amortization of purchased intangibles, (5) employer payroll tax expense on equity incentive plans (6) amortization of debt discount and issuance costs, and in certain periods (7) the transaction costs related acquisitions, (8) lawsuit litigation cost and other expense and (9) gain or loss from lease modification. Non-GAAP net income per basic and diluted share is calculated as non-GAAP net income attributable to New Relic divided by weighted-average shares used to compute net income attributable to New Relic per share, basic and diluted, with the number of weighted-average shares decreased to reflect the anti-dilutive impact of the capped call transactions entered into in connection with the 0.50% Convertible Senior Notes due 2023 issued in May 2018. New Relic defines free cash flow as GAAP cash from operations, minus capital expenditures and minus capitalized software. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
Management believes these non-GAAP financial measures are useful to investors and others in assessing New Relic’s operating performance due to the following factors:
Stock-based compensation and amortization of stock-based compensation capitalized in software development costs. New Relic utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Lease exit costs and accelerated depreciation. New Relic entered into an agreement to exit the lease of its 123 Mission premises in San Francisco, California. In connection with this agreement and subsequent relocation, New Relic accelerated depreciation and other expenses associated with the remaining lease term. New Relic believes it is useful to exclude this depreciation and these other expenses because it does not consider such amounts to be part of the ongoing operation of its business.
Amortization of purchased intangibles and transaction costs related to acquisitions. New Relic views amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period. Similarly, New Relic views acquisition-related expenses as events that are not necessarily reflective of operational performance during a period.
Lawsuit litigation cost and other expense. New Relic may from time to time incur charges or benefits related to litigation that are outside of the ordinary course of New Relic’s business. New Relic believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of New Relic’s business and because of the singular nature of the claims underlying the matter.
Employer payroll tax expense on equity incentive plans. New Relic excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of New Relic’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of New Relic’s business.
Amortization of debt discount and issuance costs. In May 2018, New Relic issued $500.25 million of convertible senior notes due in 2023, which bear interest at an annual fixed rate of 0.50%. The effective interest rate of the convertible senior notes was approximately 5.74%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.

Gain or loss from lease modification. New Relic may incur a gain or loss from modification related to lease agreements. New Relic believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of New Relic’s business and because of the singular nature of benefit or charge from such events.
Anti-dilutive impact of capped call transactions. In connection with the issuance of its convertible senior notes due in 2023, New Relic entered into capped call transactions to offset potential dilution from the embedded conversion feature in the notes. Although New Relic cannot reflect the anti-dilutive impact of the capped call transactions under GAAP, New Relic does reflect the anti-dilutive impact of the capped call transactions in non-GAAP net income attributable to New Relic per share, basic and diluted, to provide investors with useful information in evaluating the financial performance of the company on a per share basis.
Additionally, New Relic’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.
Operating Metrics
New Relic defines the number of paid business accounts at the end of any particular period as the number of accounts at the end of the period as identified by a unique account identifier for which New Relic has recognized revenue on the last day of the period indicated. A single organization or customer may have multiple paid business accounts for separate divisions, segments, or subsidiaries.
New Relic’s monthly recurring revenue represents the revenue that New Relic would contractually expect to receive from those customers over the following month, without any increase or reduction in any of their subscriptions.
New Relic defines annual recurring revenue, or ARR, as the revenue that New Relic would contractually expect to receive from its customers over the following 12-month period, without any increase or reduction in any of their subscriptions. New Relic has at times provided its ARR to investors to give them a greater understanding of its business. In these prior disclosures, New Relic’s ARR was limited to direct revenue subscriptions associated with its products and did not include revenue received from partners or revenue received for support subscriptions. Using this historical definition, as of March 31, 2020, New Relic’s ARR was $635.6 million.
From and after the filing of its Annual Report on Form 10-K for the year-ended March 31, 2020, New Relic has determined that ARR is a key operating metric, and New Relic will include contractual commitments from these two sources in its definition of ARR in order to provide a more comprehensive view of its subscription business. Taking into account this adjustment, New Relic’s ARR as of March 31, 2020 was $642.4 million. Consistent with prior presentation, the metrics that rely upon ARR included in this press release and earnings call referencing this press release do not include partner revenue or revenue from support subscriptions. In future periods, the calculations of these metrics will include partner revenue and revenue from support subscriptions.

New Relic’s dollar-based net expansion rate compares its recurring subscription revenue from customers from one period to the next. It is increased when customers increase their use of New Relic’s products, use additional products, or upgrade to a higher subscription tier. New Relic’s dollar-based net expansion rate is reduced when customers decrease their use of New Relic’s products, use fewer products, or downgrade to a lower subscription tier.

New Relic is a registered trademark of New Relic, Inc.
All product and company names herein may be trademarks of their registered owners.

Investor Contact
Peter Goldmacher
New Relic, Inc.
503-336-9280
IR@newrelic.com
Media Contact
Andrew Schmitt
New Relic, Inc.
415-869-7109
PR@newrelic.com

Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2020	2019	2020	2019
Revenue	$159,657	$132,097	$599,510	$479,225
Cost of revenue	28,073	21,696	103,237	77,399
Gross profit	131,584	110,401	496,273	401,826
Operating expenses:
Research and development	41,301	32,112	148,159	104,859
Sales and marketing	89,608	71,975	334,319	257,066
General and administrative	28,155	21,714	99,284	73,007
Total operating expenses	159,064	125,801	581,762	434,932
Loss from operations	(27,480)	(15,400)	(85,489)	(33,106)
Other income (expense):
Interest income	3,538	4,077	15,482	13,103
Interest expense	(6,035)	(5,747)	(23,695)	(19,679)
Other income (expense), net	106	(92)	2,934	(1,377)
Loss before income taxes	(29,871)	(17,162)	(90,768)	(41,059)
Income tax provision (benefit)	(1,307)	257	211	697
Net loss	$(28,564)	$(17,419)	$(90,979)	$(41,756)
Net loss attributable to redeemable non-controlling interest	$605	$580	$2,042	$863
Net loss attributable to New Relic	$(27,959)	$(16,839)	$(88,937)	$(40,893)
Net loss attributable to New Relic per share, basic and diluted	$(0.47)	$(0.30)	$(1.52)	$(0.72)
Weighted-average shares used to compute net loss per share, basic and diluted	59,351	56,917	58,601	56,884

Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	March 31,	March 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$292,523	$234,356
Short-term investments	512,574	510,372
Accounts receivable, net of allowance for doubtful accounts of $3,636 and $2,457, respectively	147,361	120,605
Prepaid expenses and other current assets	15,979	21,838
Deferred contract acquisition costs	32,016	27,161
Total current assets	1,000,453	914,332
Property and equipment, net	100,294	80,742
Restricted cash	5,641	8,805
Goodwill	45,112	41,512
Intangible assets, net	13,691	13,855
Deferred contract acquisition costs, non-current	28,141	26,218
Lease right-of-use assets	57,777	—
Other assets, non-current	7,325	4,763
Total assets	$1,258,434	$1,090,227
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities:
Accounts payable	$12,565	$10,249
Accrued compensation and benefits	29,054	23,537
Other current liabilities	13,120	14,572
Deferred revenue	313,161	267,000
Lease liabilities	8,682	—
Total current liabilities	376,582	315,358
Convertible senior notes, net	427,044	405,937
Lease liabilities, non-current	57,394	—
Deferred rent, non-current	—	11,025
Deferred revenue, non-current	3,166	4,597
Other liabilities, non-current	1,940	947
Total liabilities	866,126	737,864
Redeemable non-controlling interest	1,669	2,733
Stockholders’ equity:
Common stock, $0.001 par value	60	58
Treasury stock - at cost (260 shares)	(263)	(263)
Additional paid-in capital	780,479	654,759
Accumulated other comprehensive income	4,869	645
Accumulated deficit	(394,506)	(305,569)
Total stockholders’ equity	390,639	349,630
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$1,258,434	$1,090,227

Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Fiscal Year Ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss attributable to New Relic	$(88,937)	$(40,893)
Net loss attributable to redeemable non-controlling interest	$(2,042)	$(863)
Net loss:	$(90,979)	$(41,756)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	75,743	53,794
Amortization of debt discount and issuance costs	21,107	17,404
Stock-based compensation expense	99,536	56,198
Gain on lease modification	(3,006)	—
Other	(1,399)	(1,655)
Changes in operating assets and liabilities, net of acquisition of businesses:
Accounts receivable, net	(28,425)	(22,557)
Prepaid expenses and other assets	760	(1,814)
Deferred contract acquisition costs	(39,505)	(38,667)
Lease right-of-use assets	21,751	—
Accounts payable	7,436	245
Accrued compensation and benefits and other liabilities	5,044	11,539
Lease liabilities	(19,374)	—
Deferred revenue	44,730	81,559
Deferred rent	—	1,227
Net cash provided by operating activities	93,419	115,517
Cash flows from investing activities:
Purchases of property and equipment	(58,218)	(43,303)
Cash paid for acquisitions, net of cash acquired	(4,250)	(30,432)
Purchases of short-term investments	(391,079)	(659,428)
Proceeds from sale and maturity of short-term investments	395,559	267,657
Capitalized software development costs	(6,641)	(5,162)
Net cash used in investing activities	(64,629)	(470,668)
Cash flows from financing activities:
Investment from redeemable non-controlling interest	978	3,596
Proceeds from issuance of convertible senior notes, net of issuance costs	—	488,669
Purchase of capped call related to convertible senior notes	—	(63,182)
Proceeds from employee stock purchase plan	13,603	11,165
Proceeds from exercise of employee stock options	11,632	17,383
Net cash provided by financing activities	26,213	457,631
Net increase in cash, cash equivalents and restricted cash	55,003	102,480
Cash, cash equivalents and restricted cash at beginning of period	243,161	140,681
Cash, cash equivalents and restricted cash at end of period	$298,164	$243,161

Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2020	2019	2020	2019
Reconciliation of gross profit and gross margin:
GAAP gross profit	$131,584	$110,401	$496,273	$401,826
Plus: Stock-based compensation expense	1,466	966	5,303	3,487
Plus: Lease exit costs and accelerated depreciation expense	—	—	73	—
Plus: Amortization of purchased intangibles	368	440	1,663	1,273
Plus: Amortization of stock-based compensation capitalized in software development costs	182	182	835	736
Plus: Employer payroll tax on employee equity incentive plans	99	137	285	365
Non-GAAP gross profit	$133,699	$112,126	$504,432	$407,687
GAAP gross margin	82%	84%	83%	84%
Non-GAAP adjustments	2%	1%	1%	1%
Non-GAAP gross margin	84%	85%	84%	85%
Reconciliation of operating expenses:
GAAP research and development	$41,301	$32,112	$148,159	$104,859
Less: Stock-based compensation expense	(8,630)	(6,191)	(31,703)	(17,634)
Less: Lease exit costs and accelerated depreciation expense	—	—	(326)	—
Less: Employer payroll tax on employee equity incentive plans	(603)	(598)	(1,244)	(1,385)
Non-GAAP research and development	$32,068	$25,323	$114,886	$85,840
GAAP sales and marketing	$89,608	$71,975	$334,319	$257,066
Less: Stock-based compensation expense	(12,866)	(6,213)	(43,548)	(23,253)
Less: Lease exit costs and accelerated depreciation expense	—	—	(2,240)	—
Less: Employer payroll tax on employee equity incentive plans	(456)	(577)	(1,071)	(1,306)
Non-GAAP sales and marketing	$76,286	$65,185	$287,460	$232,507
GAAP general and administrative	$28,155	$21,714	$99,284	$73,007
Less: Stock-based compensation expense	(6,078)	(3,205)	(18,982)	(11,824)
Less: Lease exit costs and accelerated depreciation expense	—	—	(1,002)	—
Less: Transaction costs related to acquisition	—	(461)	(251)	(1,267)
Less: Lawsuit litigation expense	(10)	(76)	(1,531)	(76)
Less: Employer payroll tax on employee equity incentive plans	(198)	(192)	(442)	(500)
Non-GAAP general and administrative	$21,869	$17,780	$77,076	$59,340
Reconciliation of income (loss) from operations and operating margin:
GAAP loss from operations	$(27,480)	$(15,400)	$(85,489)	$(33,106)
Plus: Stock-based compensation expense	29,040	16,575	99,536	56,198
Plus: Lease exit costs and accelerated depreciation	—	—	3,641	—
Plus: Amortization of purchased intangibles	368	440	1,663	1,273
Plus: Transaction costs related to acquisitions	—	461	251	1,267
Plus: Amortization of stock-based compensation capitalized in software development costs	182	182	835	736
Plus: Lawsuit litigation expense	10	76	1,531	76
Plus: Employer payroll tax on employee equity incentive plans	1,356	1,505	3,042	3,557
Non-GAAP income from operations	$3,476	$3,839	$25,010	$30,001
GAAP operating margin	(17%)	(12%)	(14%)	(7%)
Non-GAAP adjustments	19%	15%	18%	13%
Non-GAAP operating margin	2%	3%	4%	6%
Reconciliation of net income (loss):
GAAP net loss attributable to New Relic	$(27,959)	$(16,839)	$(88,937)	$(40,893)
Plus: Stock-based compensation expense	29,040	16,575	99,536	56,198
Plus: Lease exit costs and accelerated depreciation	—	—	3,641	—
Plus: Amortization of purchased intangibles	368	440	1,663	1,273
Plus: Transaction costs related to acquisitions	—	461	251	1,267
Plus: Amortization of stock-based compensation capitalized in software development costs	182	182	835	736
Plus: Lawsuit litigation expense	10	76	1,531	76
Plus: Employer payroll tax on employee equity incentive plans	1,356	1,505	3,042	3,557
Plus: Amortization of debt discount and issuance costs	5,389	5,093	21,107	17,404
Less: Gain on lease modification	—	—	(3,006)	—
Non-GAAP net income attributable to New Relic	$8,386	$7,493	$39,663	$39,618
Non-GAAP net income attributable to New Relic per share:
Basic	$0.14	$0.13	$0.68	$0.70
Diluted	$0.14	$0.13	$0.66	$0.66
Shares used in non-GAAP per share calculations:
Basic	59,351	56,917	58,601	56,884
Diluted	60,717	59,453	60,396	59,751

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flows
(In thousands; unaudited)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2020	2019	2020	2019
Net cash provided by operating activities	$61,753	$48,623	$93,419	$115,517
Capital expenditures	(8,513)	(13,588)	(58,218)	(43,303)
Capitalized software development costs	(2,178)	(1,352)	(6,641)	(5,162)
Free cash flows (Non-GAAP)	$51,062	$33,683	$28,560	$67,052
Net cash provided by (used in) investing activities	$38,450	$(11,320)	$(64,629)	$(470,668)
Net cash provided by financing activities	$13,325	$12,142	$26,213	$457,631